UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 21, 2016

MATCH GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	001-37636	26-4278917
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8300 Douglas Avenue, Suite 800, Dallas, TX	75225
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 576-9352

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 21, 2016, Glenn H. Schiffman, age 47, was elected to the Board of Directors of Match Group, Inc. (“Match Group” or the “Registrant”).

Mr. Schiffman has served as Chief Financial Officer of IAC/InterActiveCorp (“IAC”) since April 2016. Prior to joining IAC, Mr. Schiffman served as Senior Managing Director at Guggenheim Securities, the investment banking and capital markets business of Guggenheim Partners, since March 2013.  Prior to his tenure at Guggenheim Securities, Mr. Schiffman was a partner at The Raine Group, a merchant bank focused on advising and investing in the technology, media and telecommunications industries, from September 2011 to March 2013.  Prior to joining The Raine Group, Mr. Schiffman served as Co-Head of Global Media at Lehman Brothers from 2005 to 2007 and Head of Investment Banking Asia-Pacific at Lehman Brothers (and subsequently Nomura) from April 2007 to January 2010, as well as Head of Investment Banking, Americas for Nomura following Nomura’s acquisition of Lehman’s Asia business from January 2010 to April 2011. In his not-for-profit affiliations, Mr. Schiffman is a member of the National Committee on United States-China Relations and serves as a Member of the Board of Visitors for the Duke University School of Medicine.

Mr. Schiffman will not receive any compensation for his service as a member of the Board of Directors of Match Group.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATCH GROUP, INC.

By:	/s/ JARED F. SINE
Name:	Jared F. Sine
Title:	General Counsel & Secretary

Date:  September 27, 2016